Exhibit 99.01

7000 Cardinal Place
Dublin,OH 43017

	www.cardinalhealth.com		FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Jason Strohm
	(614) 757-3690		(614) 757-7542
	jim.mazzola@cardinal.com		jason.strohm@cardinal.com
CARDINAL HEALTH SHARPENS CUSTOMER FOCUS, OPERATIONAL EFFICIENCY
BY CREATING $70 BILLION SUPPLY CHAIN SERVICES UNIT
Company Aligns Distribution and Supply Chain Services for Pharmaceuticals,
Medical Products, Nuclear Medicine, Surgical and Laboratory Supplies
Names Ron K. Labrum to Lead New Business
DUBLIN, Ohio, Sept. 15, 2005 — Cardinal Health, Inc., announced today organizational changes that combine its market-leading pharmaceutical distribution, medical products distribution and nuclear pharmacy services businesses into a single operating unit focused on addressing customer needs for greater information, efficiency and innovation in their supply chains.
The new business offers the most comprehensive portfolio of supply chain services in the health-care industry and is one of its largest providers, with more than $70 billion in annual sales. Today, Cardinal Health’s logistics network handles one-third of all pharmaceutical, medical and laboratory products in the industry that flow from drug and medical-supply manufacturers to health-care providers. This represents 50,000 deliveries every day to 40,000 acute care hospitals, retail pharmacy chains, independent and mail-order pharmacies, clinical laboratories and other providers of care.
By organizing around its core skills in distribution, logistics, procurement and financial and information-management, Cardinal Health expects to become more efficient as it serves a market that is approximately $300 billion in the United States alone. The new business also complements Cardinal Health’s Integrated Provider Solutions organization, which was formed earlier this year to align the company’s sales and marketing resources for hospitals and health-system customers.
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Cardinal Health Sharpens Customer Focus, Operational Efficiency with New Supply Chain Services Unit

“Cardinal Health has a long history of innovation and expertise within health-care distribution that is reflected in our new supply chain organization,” said Robert D. Walter, chairman and chief executive officer of Cardinal Health. “The formation of the new unit is consistent with One Cardinal Health, our program to better align company resources behind our efforts to create integrated health-care solutions for customers.”
Benefits of Healthcare Supply Chain Services
New, integrated solutions developed by the supply chain services organization will be designed to address customers’ needs for:
•	Information — To track usage patterns and compliance, forecast demand and monitor supplier quality;

•	Efficiency — Supply chain costs represent the largest expense for pharmacies and the second largest for hospitals. They are a growing focus for pharmaceutical and medical product manufacturers; and

•	Innovation — To redesign outdated processes, automate key functions, improve service levels and share risk.
In addition, today’s moves will help accelerate company programs to streamline and standardize customer service and support operations, make better use of transportation resources, facilitate the adoption of best practices, improve purchasing leverage and adopt common technology platforms to support the new business. Cardinal Health will initially consolidate more than 25 customer service centers to two main centers in the United States during a three-month period beginning in January 2006.
Key Organization and Management Changes
Ron K. Labrum will lead the new organization as chairman and chief executive officer of Healthcare Supply Chain Services, continuing to report to George Fotiades, president and chief operating officer of Cardinal Health. Labrum, who joined Cardinal Health in 1999 through the acquisition of Allegiance Healthcare Corp., has nearly 25 years of health-care experience, including managing complex supply chain services organizations.
“By integrating our supply chain businesses, we see an opportunity to leverage our significant resources to deliver solutions that can improve the operating performance of our customers and help make health care even more efficient,” Labrum said. “At the same time, we will make Cardinal Health more efficient by standardizing our infrastructure and establishing best practices across our distribution network.”
The Healthcare Supply Chain Services organization will consist of three primary businesses, reporting to Labrum:
•	Supply Chain Services — Pharmaceuticals — As president and chief operating officer of Supply Chain Services — Pharmaceuticals, Mark Parrish will continue to lead pharmaceutical distribution and provider services, and assumes responsibility for U.K. pharmaceutical distribution, specialty distribution of oncology and blood products and third-party logistics services for pharmaceutical and biotech firms.

•	Supply Chain Services — Medical Supply — As group president of Supply Chain Services - Medical Supply, Tom Slagle will continue to lead hospital supply,
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Cardinal Health Sharpens Customer Focus, Operational Efficiency with New Supply Chain Services Unit scientific products and ambulatory care distribution, and assumes responsibility for PreSource surgical packs and logistics offerings.

•	Nuclear Pharmacy Services - Gordon Troup continues as group president of Nuclear Pharmacy Services, the industry’s largest provider of radiopharmaceuticals used in medical treatment and diagnostic testing. Troup is responsible for Cardinal Health’s network of more than 170 nuclear pharmacies delivering 14 million radiopharmaceutical doses to hospitals and outpatient care centers every year.
In addition, Michael Lynch, group president of medical products manufacturing, will report directly to Fotiades. Lynch manages Cardinal Health’s line of infection prevention and medical specialties products, including surgical gloves, masks and drapes; surgical instruments; and respiratory care products. Responsibilities also expand for David Schlotterbeck, chairman and chief executive officer of Clinical Technologies and Services, who will now also lead Cardinal Health’s international strategy.
“We have one of the most experienced management teams in health care and today’s moves allow us to continue to build on that strength by expanding the responsibilities of key leaders,” Fotiades said.
As a result of today’s organizational changes, Cardinal Health plans to report results in four operating segments beginning later in fiscal 2006: Healthcare Supply Chain Services, Medical Products Manufacturing, Pharmaceutical Technologies and Services, and Clinical Technologies and Services. The company said that businesses comprising the new Healthcare Supply Chain Services segment represented more than 60 percent of Cardinal Health’s operating earnings during fiscal 2005.
Conference Call
Cardinal Health will host a conference call at 4:30 p.m. eastern daylight time to discuss today’s announcement. To access the discussion, go to the Investors page at www.cardinalhealth.com or dial 706-634-5100, passcode 9571038. An audio replay will be available until 11:30 p.m. on Sept. 23 at 706-645-9291, passcode 9571038. A transcript and audio replay will also be available at www.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $75 billion, global company serving the health-care industry with a broad portfolio of products and services. It manufactures and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management and delivery of supplies and medication for hospitals, physician offices and pharmacies. Through this diverse offering, Cardinal Health delivers integrated health-care solutions that help customers reduce their costs, improve efficiency and deliver better care to patients. Ranked No. 16 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.
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Cardinal Health Sharpens Customer Focus, Operational Efficiency with New Supply Chain Services Unit

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the organization changes described in this news release or the integration of acquired businesses; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing its global restructuring program, including the facility rationalization described in this news release; difficulties in opening new facilities or fully utilizing existing capacity; difficulties and uncertainties associated with business model transitions, including the conversion of margin generated from branded pharmaceutical manufacturers to non-contingent consideration; and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.